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Exhibit 4.1

GEMINI PARTNERS, INC.
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

REDEEMABLE COMMON STOCK PURCHASE WARRANT

Number	Warrant(s)

This Certifies that, for value received,

is the Registered Holder of a Redeemable Common Stock Purchase Warrant ('Warrant') that entitles its Registered Holder to purchase one share of Common Stock, $.001 par value, of GEMINI PARTNERS, INC. ('Company') for each Warrant set forth above at a price of $1.10 per share (subject to adjustment) from                        , 2004 (90 days from the efective date of the Company's initial public offering of securities) until , 2008, unless extended by the Company, all as more particularly described in, and subject to the terms and conditions contained in the Warrant Agreement, dated                        , 2003 between the Company and Continental Stock Transfer & Trust Company as Warrant Agent. A copy of the Warrant Agreement may be obtained by any registered holder, without cost, upon written request to the Warrant Agent or the Company. This Warrant shall be governed by the laws of the State of Delaware.

        This Warrant may be exercised to purchase Common Stock only in accordance with its terms, which include the completion and execution of the 'Exercise Agreement' appearing on the reverse side hereof for a written exercise instrument of comparable substance and delivery thereof, with payment as provided, to the principal office of the Warrant Agent.

        The Warrants are redeemable by the Company for $.05 per Warrant, at any time after                        , 2004, upon thirty (30) days' prior written notice, if the average closing price or bid price of the Common Stock, as reported by the principal exchange on which the Common Stock is traded, The Nasdaq Stock Market, Inc. or the National Quotation Bureau, Incorporated, as the case may be, equals or exceeds $7.00 per share, for any thirty (30) consecutive trading day period ending no more than 15 days prior to the date that the notice of redemption is mailed. Upon thirty (30) days' written notice to all holders of the Warrants, the Company shall have the right to reduce the exercise price and/or extend the term of the Warrants.

        This Warrant is registered on the books of the Company as maintained on its behalf by the Warrant Agent, and is transferable only by surrender thereof at the principal office of the Warrant Agent, duly endorsed for assignment as reflected on the reverse side hereof or otherwise accompanied by a duly executed written instrument of assignment or transfer. This certificate is not valid unless countersigned by the Warrant Agent.

        WITNESS, the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Dated

CORPORATE SEAL
2003 Delaware
Secretary		Chairman

GEMINI PARTNERS, INC.

EXERCISE AGREEMENT

To Be Executed by the Registered Holder in Order to Exercise Warrants

        The undersigned Registered Holder, pursuant to the provisions of the within Warrant, hereby subscribes for and purchases      shares of Common Stock covered by such Warrant and herewith makes full cash payment of $            for such Warrant Stock at the Exercise Price per share provided by such Warrant.

Dated:
(Signature)
(Address for Delivery)	(Print or type name)

ASSIGNMENT FORM
To Be Executed by the Registered Holder in Order to Transfer Warrants

        FOR VALUE RECEIVED, the undersigned Registered Holder hereby sells, assigns, and transfers all of the rights of the undersigned under and to the within Warrant with respect to the number of shares of Common Stock covered thereby set forth below, unto the Assignee identified below, and does hereby irrevocably constitute and appoint                        to effect such transfer of rights on the books of the Company, with full power of substitution:

Name of Assignee	Address of Assignee	No. of Warrants

Dated:
(Signature of Registered Holder)
(Print or type name)

        NOTICE: The signature(s) of the Registered Holder above must correspond with the name as written upon the face of the within Warrant, or upon the Assignment thereof if applicable, in every particular, without alteration, enlargement or any change whatsoever, and must be guaranteed by an Eligible Guarantor Institution which is a participant in a securities transfer association recognized program, having an office or correspondent in New York, New York.

SIGNATURE GUARANTEE
(Required for each Exercise or Assignment)

Authorized Signature:

Name of Bank or Firm:

Dated:

THESE SECURITIES SHALL BE PROMPTLY DEPOSITED INTO AN ESCROW ACCOUNT UNTIL THE CLOSING OF THE COMPANY'S INITIAL PUBLIC OFFERING OF SECURITIES AND THE CLOSING OF A BUSINESS COMBINATION, SUCH AS A MERGER OR ACQUISITION.

THIS WARRANT HELD IN THE ESCROW ACCOUNT MAY BE EXERCISED OR CONVERTED IN ACCORDANCE WITH ITS TERMS; PROVIDED, HOWEVER, THAT SECURITIES RECEIVED UPON EXERCISE OR CONVERSION, TOGETHER WITH ANY CASH OR OTHER CONSIDERATION PAID IN CONNECTION WITH THE EXERCISE OR CONVERSION, ARE PROMPTLY DEPOSITED INTO THE ESCROW ACCOUNT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY ONLY BE SOLD, TRANSFERRED OR ASSIGNED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN EXEMPTION THEREFROM, AND PURSUANT TO APPLICABLE STATE SECURITIES LAW.

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  Exhibit 4.1
GEMINI PARTNERS, INC. INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE REDEEMABLE COMMON STOCK PURCHASE WARRANT
GEMINI PARTNERS, INC.
EXERCISE AGREEMENT To Be Executed by the Registered Holder in Order to Exercise Warrants
ASSIGNMENT FORM To Be Executed by the Registered Holder in Order to Transfer Warrants
SIGNATURE GUARANTEE (Required for each Exercise or Assignment)